UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 7, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 7.01.	REGULATION FD DISCLOSURE

On August 7, 2007, at the Canaccord Adams 27th Annual Global Growth Conference in Boston, Massachusetts, Chief Executive Officer Mariano Costamagna inadvertently disclosed the Company’s projected revenue, gross margins and operating margin for the year ending December 31, 2007. Based on current projections for the year ending December 31, 2007, the company estimates annual revenues of approximately $250 million, gross margins for the year of approximately 25% to 27% and operating margins for the year of approximately 10% (excluding the impact of any costs or adjustments associated the company’s pending review of its historical stock option grants). Due to the company’s pending review of its historical stock option grants, it will not be providing any additional estimated future financial information, including net income, gross profit or earnings per share information. The company cautions investors that its costs from operations, unrelated to its stock option review, could be significant and that investors should not be making any assumptions regarding net income, gross profit or earnings per share information or other financial information for these periods based on prior trends or based on the projected financial information provided above. Moreover, the company may be obligated to recognize compensation expense for 2007 (or other historical or future periods) as a result of its review of its historical stock option grants. Any compensation expense for 2007 resulting from the review of its historical stock option grants has not been factored into any of these projections, and such expense amounts could be material. In addition, the Securities and Exchange Commission could impose penalties on the company resulting from its historical stock option grant practices and/or the company could incur additional costs and expenses if any lawsuits were to be filed relating to its historical stock option grant practices, and no such penalties, costs or expenses have been included in calculating the financial projections cited above.

The information contained herein is furnished pursuant to Item 7.01 of the Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless it is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A copy of a press release containing the projected financial information for the year ending December 31, 2007 is filed as Exhibit 99.1.

Forward Looking Statements

Most matters discussed in this Form 8-K and the attached press release, including estimates of 2007 revenue, gross margins and operating margin, are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause or contribute to such differences between our expected future results and actual results include, but are not limited to, prevailing market and global economic conditions; changes in environmental regulations that impact the demand for the company’s products; the company’s ability to manage its leverage and address operating covenant restrictions relating to its indebtedness; the company’s ability to design and market advanced fuel metering, fuel storage and electronic control products; the company’s ability to meet OEM specifications; and the level and success of the Company’s development programs with OEMs, the results of the company’s currently pending historical stock option review and risks associated with any adverse regulatory action or litigation arising from the company’s historical stock option grant practices. Readers also should consider the risk factors set forth in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in “Management’s Discussion & Analysis of Financial Condition and Results of Operation – Risk Factors” section of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated August 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: August 8, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 8, 2007

5